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                                                       Exhibit 10.8(d)
                                                        OGC 1998 10-K



                         [WILLOW CREEK PRESS LETTERHEAD]


04 June 1998

To:  Joe Baksha of Outlook Group

From:  Nancy Ravanelli

Re:  Discount on Outstanding Note

Hi Joe...

This fax is to confirm your earlier conversation with Tom.

Outlook Group agrees to accept a lump sum payment of $730,000 plus all accrued unpaid interest as settlement in full for Willow Creek's outstanding note balance of $805,000.

Willow Creek agrees to pay this balance plus interest on or before July 6, 1998.

Please fax back your agreement to this offer. If you have any questions, please give me or Tom a call.

Thank you.

/s/



                                      * * *


[accepted orally by Outlook Group]